EXHIBIT 99.3

WIRELESS FACILITIES, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(Executive Form)

1.             Grant.  The Company hereby grants to the employee listed on the Notice of Grant of Restricted Stock Units (the “Employee”) an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions in this Agreement and the Company’s 2005 Equity Incentive Plan (the “Plan”).  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement.

2.             Company’s Obligation.  Each RSU represents the right to receive a share of Stock (a “Share”) on the vesting date.  Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs.  Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.             Vesting Schedule.  Subject to paragraphs 4 and 10, to Plan Section 16 and to any other relevant Plan provisions, the RSUs awarded by this Agreement will vest in the Employee according to the vesting schedule specified in the Notice of Grant.

4.             Vesting Upon Termination of Service.  Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee terminates service as an employee for any or no reason, including death, (other than a termination by the Company for “Cause” as defined below) prior to the vesting date specified in the Notice of Grant, the unvested RSUs awarded by this Agreement will thereupon be fully vested upon such termination date and, subject to paragraph 11, be paid to the Employee pursuant to this Agreement.

5.             Forfeiture upon Termination of Service for Cause.  Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee’s service with the Company is terminated for “Cause” (as defined below), the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.  “Cause” for the purpose of this Agreement shall include theft from the Company or its subsidiaries, falsification of records of the Company or its subsidiaries, fraud against the Company or its subsidiaries, embezzlement from the Company or its subsidiaries, willful misconduct causing the Company or its subsidiaries, or any of their successors to violate any federal, state or local law or administrative regulation or ruling having the force and effect of law, conflict of interest, diversion of corporate opportunity,  conviction of Employee in connection with a felony or conduct that results in publicity that has a material adverse effect on the Company or its successor.

6.             Payment after Vesting.  Any RSUs that vest in accordance with paragraphs 3 and 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares, subject to the Employee satisfying the applicable tax withholding obligations set forth in paragraph 12.

7.             Payments after Death.  Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate.  Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.             Rights as Stockholder.  Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or Employee’s broker.

9.             No Effect on Employment.  The Employee’s employment status with the Company and its Subsidiaries is not modified by this Agreement.  If the Employee is an at-will employee, this Agreement will not modify that status.  If the Employee has an employment agreement with the Company, this Agreement does not modify the terms of such agreement.  For at-will employees, the terms of the Employee’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Employee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause or notice.

10.           Change in Control.  In the event that a Change in Control occurs prior to any vesting date specified in the Notice of Grant, the RSUs will vest and be settled by the Company through the issuance of Shares immediately prior to the effective date of the Change in Control.

11.           Code Section 409A.  Notwithstanding anything to the contrary in this Agreement, if the Company reasonably determines that Section 409A of the Code will result in the imposition of additional tax with respect to the payment of RSUs on account of the Employee’s termination of employment, the RSUs (and/or at the election of the Employee the cash received from the sale of the Shares underlying the vested RSUs) will not be paid to the Employee until the date six (6) months and one (1) day following the date of the Employee’s termination.

12.           Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Employee, unless and until satisfactory arrangements (as determined by the Company) will have been made by Employee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares.  To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Employee.  If the Employee fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable RSUs otherwise are scheduled to vest pursuant to paragraphs 3 or 10, Employee will permanently forfeit such RSUs and any right to receive Shares thereunder and the RSUs will be returned to the Company at no cost to the Company.

13.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 4810 Eastgate Mall, San Diego, California 92121; Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

14.           Grant is Not Transferable.  Except to the limited extent provided in paragraph 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.           Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

17.           Plan Governs.  This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

18.           Plan Administrator Authority.  The Plan Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested).  All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon Employee, the Company and all other interested persons.  No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19.           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request Employee’s consent to participate in the Plan by electronic means.  Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20.           Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award.

WIRELESS FACILITIES, INC.

2005 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(Executive Form)

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

Name:

You have been granted            Restricted Stock Units. Each such Restricted Stock Unit is equivalent to one Share of Common Stock of the Company for purposes of determining the number of Shares subject to this award.  None of the Restricted Stock Units will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied.  Additional terms of this grant are as follows:

Date of Grant:                                , 20

Vesting Schedule:    One hundred percent (100%) of the Restricted Stock Units under this award will become vested on the date which is ten (10) years after the Date of Grant, unless earlier vested pursuant to the terms of the Restricted Stock Unit Agreement upon a termination of employment or Change in Control.

You acknowledge and agree that this agreement and the vesting schedule set forth herein does not constitute an express or implied promise of continued engagement as an employee, consultant, or director, as applicable, for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your relationship with the Company at any time, with or without cause.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the Plan and this award.

By your signature below prior to the Expiration Date, you agree that this Notice of Grant, the form of Restricted Stock Unit Agreement attached as Exhibit A hereto and the 2005 Equity Incentive Plan constitute your entire agreement with respect to this award and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

GRANTEE:

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